August 1, 2021

Homeland Resources Ltd. a/k/a Himalaya Technologies, Inc.

Vikram Grover

2810 Bristol Dr. 309

Lisle, IL 60532

The Board of Directors hereby approves compensation to Vikram Grover CEO of $10,000 per month, broken down as $2500 cash $7500 stock if the Company is not SEC current, and $5000 cash $5000 stock when brought SEC current. Mr. Grover can elect to take the entire amount in Series B Preferre.d shares priced off the 20-day moving average closing bid price of HMLA common stock (1-1000 ratio) upon written notice at any time.

Respectfully,

Vikram Grover

CEO and Sole Director